UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

Order Form Agreement with CitiCorp

On December 8, 2006, Citicorp Credit Services, Inc. (USA) (“Citi”), entered into an Order Form Agreement (the “Agreement”) with the Company. Citi and the Company have previously entered into a Master License Agreement dated as of March 21, 2006 (the “License Agreement”) and a Master Services Agreement dated June 7, 2006 (the “Services Agreement”) each of which contain terms and conditions under which Citi may order software products or services from Chordiant. Citi and the Company also previously entered into three term development licenses in the amounts of $5,000,000; $2,500,000 and $1,250,000. These term development licenses were non-cancelable, non-refundable and were provided on an unsupported basis. Each of these term development licenses have since expired. The $5,000,000 and $2,500,000 were recognized as license revenue during the three months ended March 31, 2006 and June 30, 2006, respectively. The $1,250,000 term development license was entered into in October 2006.

The material terms of the Agreement are:

1. The Company has granted perpetual licenses of certain of its software products (the “Software Products”) to Citi, pursuant to an Order Form placed under the License Agreement. Citi’s right to use the Software Products extends to use of the products in North American Contact-Center, Internet, Portal, IVR and ATM Branch businesses.
2. Citi will pay the Company a license fee of $20,000,000 for the Software Products. This amount became due and payable upon the signing of the Agreement. Of this amount, $1,200,000 is attributable to a collections application under development that is expected to reach general availability release in the third fiscal quarter ending June 30, 2007.
3. As part of this license, Citi received a 1,000 seat concurrent user license to use Chordiant Call Center Advisor Browser, which is necessary for Citi’s employees and contractors to access the functionality of certain of the other Software Products licensed under the License Agreement. As part of this license, Citi also received a 100 seat concurrent user license to use Chordiant Teller.
4. Citi has the right to purchase additional concurrent user licenses of the Call Center Advisor Browser for $325,000 for each 500 seat increment. Citi also has the right to purchase additional concurrent user licenses of Chordiant Teller for $30,000 for each 100 seat increment. This pricing is valid through September of 2012.
5. If the total amount of license fees paid under the License Agreement for this Agreement and future license orders equals $50,000,000 prior to end of the year 2012, then the license will convert to an enterprise license such that no additional license fees will be required for additional seats of the Software Products. The $8,750,000 paid under the three term development licenses referenced above will not count against this $50,000,000 amount.
6. There will be no charge for the first year of support and maintenance and in the second year support and maintenance will be provided based on an annual rate equal to $240 per concurrent user. Thereafter support and maintenance will be provided at the option of Citi for a fee equal to the higher of four percent (4%) of license fees paid or $240 per concurrent user, up to a maximum of $20,000,000 per annum.
7. The Company has also entered into various Statements of Work with Citi under the Services Agreement whereby the Company has agreed to provide services for the purpose of developing an application that will run in conjunction with the Company’s Software Products. These services will be provided on a time and materials basis.

Anticipated Accounting Treatment for Financial Reporting Purposes:

Because the Agreement includes the collections application under development that is yet to be delivered and is expected to reach general availability release in the third fiscal quarter ending June 30, 2007, all revenue, including services and support, will be deferred until the collections application is delivered. Additionally, because support and maintenance is being provided at no cost in year one and at a cost that is lower than our established fair value for such services in future periods, a significant portion of the license fees under the Agreement will be reallocated to support and maintenance revenue and recognized over the next five year period. The remaining license revenue of approximately $9,000,000 from this transaction is expected to be recognized as revenue under the percentage of completion method commencing upon the delivery of the collections application and thereafter as services are performed up to the point where the Company’s products are placed into production. Assuming no changes to the scope of the Company’s involvement in the initial project implementation of the collections application, it is currently anticipated that the implementation of the collections application, together with the implementation of the other software products included in the Agreement, will be completed by the end of the Company’s fiscal year ending September 30, 2007, and the $9.0 million is expected to be recognized as license revenue over that period.

Item 2.02 Results of Operations and Financial Condition.

On December 13, 2006, the Company issued a press release announcing fiscal year 2007 financial guidance and preliminary unaudited financial results for the fiscal year 2006. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release issued by Chordiant Software, Inc. dated December 13, 2006.

Safe Harbor Statement
This Form 8-K includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, whether we will be successful in completing the development of the collections application required under the Citi Agreement, the result of potential changes in accounting estimates associated with percentage of completion accounting applicable to the Citi Agreement and the result of potential changes in accounting standards which could impact our anticipated accounting treatment of the Citi Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2006	CHORDIANT SOFTWARE, INC

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel Chairman, President, and Chief Executive Officer